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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-    ) and related prospectus of Global Partners LP and GLP Finance Corp. for the registration of common units representing limited partnership interests in Global Partners LP, debt securities of Global Partners LP and GLP Finance Corp., and guarantees of debt securities by subsidiaries of Global Partners LP, with an aggregate offering price not to exceed $500,000,000 and to incorporation by reference therein of our report dated April 9, 2012 with respect to the consolidated financial statements of AE Holdings Corp. included in the Global Partners LP current report on Form 8-K dated November 13, 2012 as filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 31, 2013

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm